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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported):  JULY 24, 1998


                             LIFELINE SYSTEMS, INC.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       MASSACHUSETTS                   0-13617                 04-2537528
--------------------------           -----------           ------------------
(State or other juris-               (Commission           (IRS Employer
diction of incorporation)            File No.)             Identification No.)


640 MEMORIAL DRIVE, CAMBRIDGE, MA                                  02139
---------------------------------                               ------------
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code:  (617) 679-1000
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Item 5.   Other Events.
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     On July 24, 1998, the Board of Directors of Lifeline Systems, Inc. (the
"Company"), declared a dividend of one Right for each outstanding share of the Company's common stock, $.02 par value per share (the "Common Stock"), to stockholders of record at the close of business on August 3, 1998 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one share of Common Stock at a Purchase Price of $110 in cash, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of July 24, 1998 (the "Rights Agreement") between the Company and State Street Bank and Trust Company, as Rights Agent.

     Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 business days (or such later date as may be determined by the Board of Directors of the Company) following the later of (a) a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (or 20% or more in the case of existing holders of more than 10% of the outstanding shares of Common Stock as reflected on a Schedule 13G on file as of July 24, 1998) or (b) the first date on which an executive officer of the Company has actual knowledge that an Acquiring Person has become such (the "Stock Acquisition Date"), or (ii) 10 business days (or such later date as may be determined by the Board of Directors of the Company) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and
(iii) the surrender for transfer of any certificates for Common Stock outstanding, even without such notation, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     The Rights are not exercisable until the Distribution Date and will expire upon the close of business on July 24, 2008 (the "Final Expiration Date") unless earlier redeemed or exchanged as described below. As soon as practicable after the Distribution Date, separate Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, and except for shares of Common Stock issued upon exercise, conversion or exchange of then outstanding options, convertible or exchangeable securities or other

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contingent obligations to issue shares, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

     In the event that any Person becomes an Acquiring Person, unless the event causing the 15% (or 20% in certain cases as in stated above) threshold to be crossed is a Permitted Offer (as defined in the Rights Agreement), then, promptly following the first occurrence of such event, each holder of a Right (except as provided below and in Section 7(e) of the Rights Agreement) shall thereafter have the right to receive, upon exercise, that number of shares of Common Stock of the Company (or, in certain circumstances, cash, property or other securities of the Company) which equals the exercise price of the Right divided by 50% of the current market price (as defined in the Rights Agreement) per share of Common Stock at the date of the occurrence of such event. However, Rights are not exercisable following such event until such time as the Rights are no longer redeemable by the Company as described below. Notwithstanding any of the foregoing, following the occurrence of such event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. The event summarized in this paragraph is referred to as a "Section 11(a)(ii) Event."

     In the event that, at any time after any Person becomes an Acquiring Person, (i) the Company is consolidated with, or merged with and into, another entity and the Company is not the surviving entity of such consolidation or merger (other than a consolidation or merger which follows a Permitted Offer) or if the Company is the surviving entity, but shares of its outstanding Common Stock are changed or exchanged for stock or securities (of any other person) or cash or any other property, or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which equals the exercise price of the Right divided by 50% of the current market price of such common stock at the date of the occurrence of the event. The events summarized in this paragraph are referred to as "Section 13 Events." A Section 11(a)(ii) Event and Section 13 Events are collectively referred to as "Triggering Events."

     At any time after the occurrence of a Section 11(a)(ii) Event, subject to certain conditions, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

     The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock

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or convertible securities at less than the then-current market price of the
Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Common Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

     At any time prior to the earlier of (i) the tenth Business Day (or such later date as may be determined by the Board of Directors of the Company) after the Stock Acquisition Date, or (ii) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"), payable in cash or stock, provided, however, that if a majority of the Board of Directors of the Company is comprised of persons elected at a meeting of stockholders who were not nominated by the Board of Directors in office immediately prior to such meeting, then the Rights may not be redeemed for a period of 90 days after such election if such redemption is reasonably likely to have the purpose or effect of allowing any person to become an Acquiring Person or otherwise facilitating the occurrence of a Triggering Event or a transaction with an Acquiring Person. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Rights may also be redeemable following certain other circumstances specified in the Rights Agreement.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

     Subject to certain exceptions, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to such time as the Rights are no longer redeemable.

     As of July 31, 1998, there were 5,825,781 shares of Common Stock outstanding, reserves for the issuance of 328,797 shares and 592,548 treasury shares. Stockholders will receive one Right for each outstanding share of Common Stock held by them as of August 3, 1998. As long as the Rights are attached the Common Stock, one additional

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Right (as such number may be adjusted pursuant to the provisions of the rights
Agreement) shall be deemed to be delivered for each share of Common Stock issued or delivered by the Company in the future. Seven Million Five Hundred Thousand (7,500,000) shares of Common Stock are initially reserved for issuance upon exercise of the Rights.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired. The Rights, however, should not prevent a takeover bid by a prospective offeror willing to make an offer at a fair price and otherwise in the best interests of the Company and its stockholders or willing to negotiate with the Board of Directors. The Rights also should not interfere with any merger or other business combination approved by the Board of Directors of the Company.

     The Form of Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit A the Form of Rights Certificate and as Exhibit B the Summary of Rights to Purchase Common Stock, is attached hereto as Exhibit 1 and is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibits.


Item 7.   Financial Statements and Exhibits.
          ---------------------------------

               (c)  Exhibits

Exhibit No.                   Exhibit
-----------                   -------

     4.1 Form of Rights Agreement dated as of July 24, 1998 between Lifeline Systems, Inc. and State Street Bank and Trust Company, which includes as Exhibit A the Form of Rights Certificate, and as Exhibit B the Summary of Rights to Purchase Common Stock. Pursuant to the Right Agreement, Rights Certificates will not be mailed until after the Distribution Date (as that term is defined in the Rights Agreement).

    99.1 Press Release dated July 24, 1998 announcing adoption of the Stockholder Rights Plan.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date: August 5, 1998                  LIFELINE SYSTEMS, INC.
                              ----------------------------------------
                                            (Registrant)



                              By: /s/ Ronald Feinstein
                                  ------------------------------------
                              Ronald Feinstein
                              Title:  Chief Executive Officer

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                                 EXHIBIT INDEX

Exhibit        Description
-------        -----------

4.1 Form of Rights Agreement dated as of July 24, 1998 between Lifeline Systems, Inc. and State Street Bank and Trust Company, which includes as Exhibit A the Form of Rights Certificate, and as Exhibit B the Summary of Rights to Purchase Common Stock. Pursuant to the Right Agreement, Rights Certificates will not be mailed until after the Distribution Date (as that term is defined in the Rights Agreement).

99.1 Press Release dated July 24, 1998 announcing adoption of the Stockholder Rights Plan.